UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 28, 2015
The First Bancshares, Inc.
(Exact name of registrant as specified in its charter)
Mississippi	33-94288	64-0862173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6480 U.S. Hwy 98 West, Hattiesburg, MS	39402
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code	(601) 268-8998
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 28, 2015, the Company held its regular Annual Shareholders’ Meeting.  Five items were voted on at the meeting.  As of the record date, there were 5,372,120 shares entitled to vote, of which 4,417,605 shares, or 82.23%, were voted in person or by proxy at the Annual meeting.  Results are set forth below:

Item 1.  Election of Directors

The shareholders elected two directors to serve three year terms expiring at the 2018 annual meeting as summarized below:

Directors Elected	Votes For	Votes Witheld	Broker Non- Votes

Class II (three year term)

Charles R. Lightsey	3,767,709	16,819	633,077

Andrew D. Stetelman	3,768,052	16,476	633,077

Item 2.  Approval of Amendment to The First Bancshares, Inc. 2007 Stock Incentive Plan

Votes For	Votes Against	Abstained	Broker Non-Votes

3,459,380	316,701	8,447	633,077

Item 3.  Approval of Amendment of the Company’s Articles of Incorporation to Increase the Authorized Common Stock

Votes For	Votes Against	Abstained	Broker Non-Votes

4,098,093	292,006	10,853	16,653

Item 4.   Approval of Appointment of T. E. Lott & Company as Independent Public Accountants

Votes For	Votes Against	Abstained

4,410,961	1,998	4,646

Item 5.  Advisory Vote on Executive Compensation

Votes For	Votes Against	Abstained	Broker Non-Votes

3,698,812	66,979	18,737	633,077

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The First Bancshares, Inc.
(Registrant)

Date:	June 1, 2015

/s/ Dee Dee Lowery
Name: Dee Dee Lowery
Title: EVP and CFO